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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2015
Date of Report (Date of earliest event reported)

ADVENT SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26994 (Commission File Number)	94-2901952 (IRS Employer Identification No.)

600 Townsend Street
San Francisco, California 94103
(Address of principal executive offices, including zip code)

(415) 543-7696
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On February 2, 2015, Advent Software, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with SS&C Technologies Holdings, Inc. ("Parent") and Arbor Acquisition Company, Inc., a wholly owned subsidiary of Parent ("Merger Subsidiary"), providing for the merger of Merger Subsidiary with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.

        At the Effective Time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding as of immediately prior to the Effective Time (other than (i) shares owned by the Company, Parent, or any of their respective subsidiaries and (ii) dissenting shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $44.25, without interest thereon (the "Per Share Price").

        At the Effective Time, the unvested portion of each Company stock option, stock appreciation right and restricted stock unit granted under the Company's 2002 Stock Plan (the "Equity Awards") outstanding immediately prior to the Effective Time will be assumed by Parent and converted automatically into an option, stock appreciation right or restricted stock unit, as the case may be, denominated in shares of Parent common stock based on formulas set forth in the Merger Agreement and subject to terms and conditions substantially identical to those in effect at the Effective Time. Notwithstanding the foregoing, the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each outstanding Equity Award as of immediately prior to the Effective Time, will not be assumed by Parent and will be cancelled and, in exchange therefor, each former holder of such Equity Award will have the right to receive an amount in cash equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Equity Award (or relevant portion thereof) immediately prior to the Effective Time and (y) the Per Share Price less any per share exercise price of such Equity Award (or relevant portion thereof) immediately prior to such cancellation, less applicable tax withholding.

        Parent has secured committed financing, consisting of debt financing from affiliates of Morgan Stanley and Deutsche Bank, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Parent has committed to use their reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter entered into as of February 2, 2015. Parent's obligation to consummate the transaction is not subject to a financing condition or otherwise on the availability of financing.

        Consummation of the Merger is subject to customary closing conditions, including, without limitation, the absence of certain legal impediments, the expiration or termination of the required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the Company's stockholders.

        The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions for Superior Proposals.

        The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $80 million. If the Merger Agreement is terminated in connection with the Company accepting a Superior Proposal, due to the Board of Directors of the Company's change or withdrawal of its recommendation of the Merger, or due to the Company breaching its covenants relating to its stockholder meeting and to non-solicitation of alternative proposals, then the termination fee will become payable by the Company to Parent. This termination fee will also be payable if the Merger Agreement is terminated because the End Date has occurred, the Company's stockholders did not vote to adopt the Merger Agreement or because the Company intentionally breached its representations, warranties or covenants in a manner that caused the related closing condition to not be met, and prior to such termination, a proposal to acquire at least 50% of the Company's stock or assets is publicly announced and the Company enters into an agreement for, or completes, an acquisition transaction for at least 50% of the Company's stock or assets proposal within one year of termination. In addition, the Company will be required to reimburse Parent for up to $12.5 million of its expenses associated with the transaction if the Merger Agreement is terminated because the Company's stockholders do not vote to adopt the Merger Agreement.

        The Merger Agreement also provides that either party may specifically enforce the other party's obligations under the Merger Agreement.

        In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by August 2, 2015, with a potential extension to December 31, 2015 if antitrust-related closing conditions are not met by such date.

        The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

        The Merger Agreement contains representations and warranties by each of Parent, Merger Subsidiary and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

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  should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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  may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

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  may apply contractual standards of "materiality" that are different from "materiality" under applicable securities laws; and

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  were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Agreement.

        On February 2, 2015, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. The text of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On February 2, 2015, the Board of Directors of the Company approved an amendment to the Amended and Restated Bylaws of the Company (the "Bylaw Amendment"), which became effective immediately. The Bylaw Amendment added a new Article XI that designates the state and federal courts located within the state of Delaware as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum. The foregoing description of the Bylaw Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)
Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 2, 2015, by and among SS&C Technologies Holdings, Inc., Arbor Acquisition Company, Inc., and Advent Software, Inc.
3.1	Amended and Restated Bylaws of the Company.
99.1	Joint Press Release dated February 2, 2015.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENT SOFTWARE, INC.
By:	/s/ JAMES S. COX James S. Cox Executive Vice President and Chief Financial Officer

Date: February 2, 2015

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 2, 2015, by and among SS&C Technologies Holdings, Inc., Arbor Acquisition Company, Inc., and Advent Software, Inc.
3.1	Amended and Restated Bylaws of the Company.
99.1	Joint Press Release dated February 2, 2015.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX